Stillwater Mining Company Provides Company Update

BILLINGS, MT -- (Marketwire - April 18, 2012) - STILLWATER MINING COMPANY (NYSE: SWC) (TSX: SWC.U)

  Company commits to the mining industry's CORESafety initiative
  First quarter 2012 mined PGM production totaled 120,800 ounces
  Altar 2012 exploration drilling season now complete
  Mitsubishi Marathon transaction closed
  Annual Meeting of Stockholders and first quarter 2012 results release on April 26, 2012

Stillwater Mining Company (Stillwater) announced today that it has committed to CORESafety, a U.S. mining industry safety initiative. In development for the past two years, the initiative was unanimously endorsed earlier this month by the National Mining Association's executive board. Under CORESafety, Stillwater will work with its mining industry peers toward a collective target of eliminating fatal accidents and sharply reducing the frequency and severity of on-the-job injuries within the mining industry over the next five years.

Commenting on Stillwater's participation in the initiative, Frank McAllister, Stillwater's Chairman and CEO, stated, "At Stillwater, nothing takes precedence over the safety and health of our employees. All of our activities take into account our core goal -- 'Everyone Goes Home Safe - Every Day.' To that end, we are excited to join with other responsible companies in the mining industry in our commitment to the CORESafety initiative endorsed by the National Mining Association executive board. I believe CORESafety provides an unprecedented opportunity to improve worker safety in the mining industry, by calling upon each of us to do our best, providing the tools to continuously improve safety and health performance and then joining with our peers in sharing best practices."

Stillwater also reported today that its mined production of palladium and platinum for the first quarter of 2012 totaled 120,800 ounces. By comparison, total mined production for the first quarter of 2011 was 131,200 ounces. Based on production results for the first quarter of 2012 and projections for the remainder of the year, the Company reiterated its full year production guidance for 2012 of approximately 500,000 ounces of mined production.

              First Quarter 2012 Mined Ounces

                                 Palladium  Platinum   Total
                                 ---------  --------  -------
              Stillwater Mine       67,600    20,100   87,700

              East Boulder Mine     25,800     7,300   33,100

                  Company Total     93,400    27,400  120,800

During the first quarter of 2012, the Company's recycling facilities processed a total of 107,300 ounces of palladium, platinum and rhodium. This compares to a total of 115,600 ounces of recycled PGMs processed during the first quarter of 2011. The decrease was primarily the result of reduced availability of recycling material driven by lower PGM prices during the first quarter of this year.

The Altar copper-gold project 2011-2012 exploration drilling season is now concluded with the onset of winter weather in the high Andes. A total of 72 new or deepened core holes totaling 27,000 meters were completed adding significantly to the 149 core holes and 58,600 meters of delineation drilling completed previously. The Company is in the process of analyzing the drilling results. Once final assay results become available and the necessary analysis is completed, the Company anticipates publishing an updated mineral resource estimate for Altar in late 2012. The exploration expense budget for the current drilling season is approximately $25 million. As most of the drilling work has now been completed, the majority of the costs for the 2011-2012 drilling season will be reflected as expense in first and second quarter 2012 results. The Company continues to project exploration expenses of approximately $25 million at Altar for each of the next two drilling seasons.

The previously announced transaction with Mitsubishi Corporation related to the Marathon PGM-copper project has recently been completed. Mitsubishi has acquired a 25% interest in the project for a cash payment of approximately $81.25 million. In addition, the two companies have contributed their respective 75%/25% shares of an initial Marathon cash call totaling $54.5 million, with $40.9 million coming from Stillwater and $13.6 million from Mitsubishi. Mitsubishi and Stillwater will be responsible for funding their respective shares of future operating, capital and exploration expenditures on the Marathon properties. Mitsubishi also has agreed to cooperate and support efforts to secure project financing for Marathon. Mitsubishi will have an option to purchase up to 100% of Marathon's future PGM production under a related supply agreement.

Commenting on these updates, Mr. McAllister noted, "We are pleased with our production results and the progress made on our various initiatives during the first quarter. Due to the exceptionally strong production results during the first quarter of last year, we did see lower output in this year's first quarter, although production results remain essentially on plan and we are maintaining our 500,000 ounce target for 2012 mine production.

"Though it is still early, we are highly encouraged by the initial indications from this year's drilling program at the Altar project. We look forward to receiving the final assays and updating our resource model. We anticipate it will take until later this year to complete this analysis."

First Quarter Results and Annual Stockholders Meeting

Stillwater Mining Company will release first quarter 2012 results before the United States financial markets open on Thursday, April 26, 2012. The Company will host its Annual Meeting of Stockholders, including a discussion of first quarter results, the same day at 4:00 p.m. Eastern Daylight Time. The meeting will begin with a discussion of results, including a question and answer session open to shareholders and stock analysts, followed by the formal business portion of the annual meeting. The meeting will be accessible through a conference call and will be simultaneously webcast.

Dial-In Numbers:
United States: (800) 230-1951
International: (612) 288-0340

The webcast of the meeting will be available through the Investor Relations section of the Company's website at www.stillwatermining.com.

A telephone replay of the call will be available for one week following the event. The replay dial-in numbers are (800) 475-6701 (U.S.) and (320) 365-3844 (International), access code 244876. In addition, the call transcript will be archived in the Investor Relations section of the Company's website.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC and on the Toronto Stock Exchange under the symbol SWC.U. Information on Stillwater Mining can be found at its website: www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2011 Annual Report on Form 10-K and in corresponding filings with Canadian securities regulatory authorities. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

CONTACT:
Mike Beckstead
(406) 373-8971